Exhibit 10.1

Atlantic Coastal Acquisition Management II LLC

6 St Johns Lane, Floor 5

New York, New York 10013

January 18, 2024

Atlantic Coastal Acquisition Corp. II

6 St Johns Lane, Floor 5

New York, New York 10013

Attn: Shahraab Ahmad, Chief Executive Officer

Re:    Amendment to Sponsor Share Letter

Dear Mr. Ahmad:

Reference is hereby made to that certain Business Combination Agreement, dated as of December 11, 2023 (as it may be amended, the “BCA”) by and among Atlantic Coastal Acquisition Corp. II, a Delaware corporation (including any successor thereto, “Purchaser”), Abpro Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Merger Sub”), and Abpro Corporation, a Delaware corporation (the “Company”). Any capitalized term used but not defined herein will have the meanings ascribed thereto in the BCA.

In order to induce the Company to enter into the BCA, Atlantic Coastal Acquisition Management II LLC, a Delaware limited liability company (“Sponsor”), has agreed to enter into this amended letter agreement (this “Agreement”) relating to (i) the 7,199,999 shares of Series A Common Stock and 1 share of Series B Common Stock of Purchaser (collectively, the “Founder Shares”) purchased by Sponsor in a private placement prior to Purchaser’s initial public offering, and (ii) the 13,850,000 warrants to purchase Series A Common Stock of Purchaser (the “Sponsor Warrants”), purchased by Sponsor in a private placement concurrent with Purchaser’s initial public offering.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sponsor and each of the undersigned parties hereby agrees as follows:

1.

Sponsor hereby agrees to, upon and subject to the Closing, transfer and assign, subject to and in accordance with the terms and conditions of this Agreement, all of its right, title and interest in and to (i) 983,333 Founder Shares (the “Abpro Bio Transfer Shares”) to Abpro Bio International, Inc. (“Abpro Bio”) or its designee, (ii) 983,333 Founder Shares (the “Company Transfer Shares”) to the Company or its designee, (iii) 200,000 Founder Shares to J.V.B Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“Cohen”) (the “Cohen Shares”) and (iv) 825,225 Founder Shares to certain stockholders of Purchaser. Sponsor also hereby agrees to retain, upon and subject to the Closing and subject to and in accordance with the terms and conditions of this Agreement, 291,667 Founder Shares (the “Sponsor Transfer Shares,” and, collectively with the Abpro Bio Transfer Shares and the Company Transfer Shares, the “Transfer Shares”). The Transfer Shares shall be available for the holder to use to obtain (i) non-redemption commitments from stockholders of Purchaser or (ii) other capital for Purchaser or the Company, however, any Transfer Shares that are not used for such purpose are to be owned and retained by the respective holder thereof.

2.

Pursuant to that certain Amended Engagement of Services Letter, dated as of January 11, 2024, between Purchaser and Cohen, upon and subject to the Closing, Sponsor shall transfer the Cohen Shares to Cohen as compensation for services previously rendered by Cohen to Purchaser.

3.

The Abpro Bio Transfer Shares and the Company Transfer Shares will be transferred by Sponsor to Abpro Bio and the Company, respectively, as a “permitted transferee” (as defined in the Letter Agreement, dated as of January 13, 2022 (as it may, subject to the terms hereof be amended, the “Insider Letter”), by and among Sponsor and its members, and Purchaser) of Sponsor under Section 8(c) of the Insider Letter, and accordingly Abpro Bio and the Company hereby agrees to become bound by the transfer restrictions in the Insider Letter with respect to its respective Transfer Shares that apply to Sponsor thereunder, in addition to the other restrictions set forth in this Agreement.

4.

Sponsor hereby agrees, upon and subject to the Closing, to forfeit 966,442 of the Founder Shares held by Sponsor at the time of the Closing (the “Forfeited Shares”). In order to effectuate such forfeiture, upon the Closing, Sponsor shall deliver the Forfeited Shares to Purchaser in certificated or book entry form (at the election of Sponsor) for cancellation by Purchaser.

5.

Purchaser and Sponsor hereby each agree, that without the prior written consent of the Company, they will not, prior to the Closing, seek or agree to a waiver, amendment or termination of Sections 2 or 8 of the Insider Letter (or related definitions).

6.

Sponsor represents and agrees that, except as set forth on Exhibit A or on Schedule 4.6(d) of the BCA, Purchaser has no liabilities or obligations of any kind for deferred compensation that will or may become payable in connection with the Closing. Sponsor agrees that any such liability or obligation not listed on Exhibit A or set forth or on Schedule 4.6(d) of the BCA will be satisfied solely by Sponsor, by the transfer of Founder Shares or otherwise, and that Sponsor will indemnify and hold harmless the Company with respect to the foregoing.

7.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this Section 7 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and their respective successors and permitted assigns.

8.

This Agreement (including the BCA and the Ancillary Documents to the extent incorporated herein) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof and explicitly supersedes and replaces the previous letter agreement dated December 11, 2023 in its entirety; provided, that for the avoidance of doubt, nothing herein shall affect the terms and conditions of the Insider Letter.

9.

This Agreement may not be changed, amended or modified as to any particular provision, except by a written instrument executed by all parties hereto. No provision of this Agreement may be waived except in a writing signed by the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

10.

Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent in the same manner as provided in Section 8.4 of the BCA.

11.

This Agreement shall be construed, interpreted and enforced in a manner consistent with the provisions of the BCA. The provisions set forth in Sections 8.5, 8.7, 8.10, 8.11, and 8.15 through 8.18 of the BCA, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement as if all references to the “Agreement” in such sections were instead references to this Agreement, and the references therein to the “Parties” were instead to the parties to this Agreement.

12.

This Agreement shall terminate at such time, if any, as the BCA is terminated in accordance with its terms prior to the Closing, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement.

{Remainder of Page Left Blank; Signature Page Follows}

Please indicate your agreement to the foregoing by signing in the space provided below.

ATLANTIC COASTAL ACQUISITION MANAGEMENT II LLC

By:	/s/ Shahraab Ahmad
Name:	Shahraab Ahmad
Title:	Managing Member

Accepted and agreed, effective as of the date first set forth above:

ATLANTIC COASTAL ACQUISITION CORP. II

By:	/s/ Shahraab Ahmad
Name:	Shahraab Ahmad
Title:	Chief Executive Officer

ABPRO BIO INTERNATIONAL, INC.

By:	/s/ Jin Sang Yang
Name:	Jin Sang Yang
Title:	President

Address for Notice:

Address:
Abpro Bio International, Inc. 139, Techno jungang-daero, Yuga-myeon, Dalseong-gun, Daegu, Republic of Korea *******

ABPRO CORPORATION

By:	/s/ Ian Chan
Name:	Ian Chan
Title:	Chief Executive Officer

Address for Notice:

Address:

68 Cummings Park Drive Woburn, MA 01801

[Signature Page to Amended Sponsor Share Letter]

EXHIBIT A

DEFERRED COMPENSATION

1.

Deferred fee arrangement in the aggregate amount of $6,000,000 payable by SPAC in the form of 600,000 shares of Series A Common Stock to Cantor Fitzgerald & Co. upon the consummation of a business combination.

2.

Engagement of Services Letter between SPAC and J.V.B Financial Group, LLC, acting through its Cohen & Company Capital Markets division, dated April 11, 2023, as amended by the Amended Engagement of Services Letter, dated January 11, 2024.

3.	Fees payable to Pillsbury Winthrop Shaw Pittman LLP in connection with past services rendered, in the amount of $1,500,000 and 350,000 shares of Series A Common Stock.